Exhibit (l)

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

July 26, 2013

The Cushing® Royalty & Income Fund

8117 Preston Road

Suite 440

Dallas, TX 75225

RE:	The Cushing® Royalty & Income Fund –
File Nos. 333-187268 and 811-22593

Ladies and Gentlemen:

We have acted as special counsel to The Cushing® Royalty & Income Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the sale by the Trust of up to 1,500,000 shares (the “Offered Common Shares”) of the Trust’s common shares of beneficial interest, $0.001 par value per share (the “Common Shares”).

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of Item 25 of Part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinion set forth herein, we have examined and relied upon originals or copies of the following:

(a) the notification of registration on Form N-8A (File No. 811-22593) of the Trust (the “1940 Act Notification”) filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on August 1, 2011;

The Cushing® Royalty & Income Fund

July 26, 2013

(b) the registration statement on Form N-2 (File Nos. 333-187268 and 811-22593) of the Trust relating to Common Shares and other securities of the Trust filed with the Commission on March 14, 2013 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 under the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on May 31, 2013 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”) and Post-Effective Amendment No. 1 thereto as filed with the Commission as of the date hereof pursuant to Rule 462(d) under the Securities Act (the “Amendment”);

(c) the prospectus and Statement of Additional Information of the Trust, each dated May 31, 2013, in the form filed with the Commission on July 26, 2013 pursuant to Rule 497 of the Securities Act Rules and Regulations (such prospectus and Statement of Additional Information being hereinafter referred to collectively as the “Base Prospectus”);

(d) the prospectus supplement of the Trust, dated July 26, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Offered Common Shares, in the form filed with the Commission on July 26, 2013 pursuant to Rule 497 of the Securities Act Rules and Regulations;

(e) a copy of the Trust’s Certificate of Trust, certified by the Secretary of State of the State of Delaware on July 26, 2012;

(f) a copy of the Trust’s Amended and Restated Agreement and Declaration of Trust, by and among the trustees of the Trust (the “Board of Trustees”) dated as of July 18, 2011 (the “Declaration”), certified by the Secretary of the Trust;

(g) a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified by the Secretary of the Trust;

(h) an executed copy of the At-The-Market Equity Offering Sales Agreement, dated July 26, 2013 (the “Sales Agreement”), among the Trust, Cushing® MLP Asset Management, LP, a Texas limited partnership (the “Adviser”), and Stifel, Nicolaus & Company, Incorporated (“Stifel”), filed as an exhibit to the Amendment; and

(i) copies of certain resolutions of the Board of Trustees of the Trust adopted on May 23, 2013 and June 14, 2013 and certain resolutions of the Offering Committee thereof adopted on July 11, 2013, each as certified by the Secretary of the Trust.

The Cushing® Royalty & Income Fund

July 26, 2013

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the issuance and sale of the Offered Common Shares do not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Trust is subject, (ii) any law, rule or regulation to which the Trust is subject (other than DSTA), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under DSTA) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

We also have assumed that any Offered Common Shares issued and sold pursuant to the Sales Agreement are sold at a price that is not below the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

We do not express any opinion as to any laws of any jurisdiction other than DSTA, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The Offered Common Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Offered Common Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when the Offered Common Shares have been duly entered into the share record books of the Trust and delivered to and paid for as contemplated by the Sales Agreement, the Offered Common Shares will be validly issued, fully paid and nonassessable.

The Cushing® Royalty & Income Fund

July 26, 2013

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP